UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2021

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 520-2300

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLA-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2021, SPH Group Holdings LLC, Steel Excel Inc. and IGo, Inc. (collectively, the “Borrowers”), each an indirect wholly-owned subsidiary of Steel Partners Holdings L.P. (the “Company”), amended and restated its Prior Credit Agreement (as defined below) with an amended and restated credit agreement (the “New Credit Agreement”), with PNC Bank, National Association, in its capacity as administrative agent, the Lenders party thereto, and certain of the Borrowers’ affiliates in their capacities as guarantors (the “Guarantors” and, together with the Borrowers, the “Loan Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the New Credit Agreement.

The New Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount not to exceed $600,000,000 (the “Revolving Credit Loans”), which includes a $50,000,000 subfacility for swing line loans, a $50,000,000 subfacility for standby letters of credit and a currency sublimit (available in euros and pounds sterling) equal to the lesser of $75,000,000 and the total amount of the Revolving Credit Commitment.

The proceeds of the Revolving Credit Loans under the New Credit Agreement shall be used (i) to refinance existing indebtedness, (ii) for the payment of fees and expenses in connection with the refinancing transaction, and (iii) for general corporate purposes, certain permitted investments, working capital, letters of credit, capital expenditures and permitted acquisitions. The New Credit Agreement also permits the Borrowers, under certain circumstances, to increase the aggregate principal amount of revolving credit commitments under the New Credit Agreement by $300,000,000 plus additional amounts so long as the Leverage Ratio would not exceed 3.50:1.

The New Credit Agreement has a five-year term. Borrowings under the New Credit Agreement are collateralized by substantially all the assets of the Borrowers and the Guarantors and a pledge of all of the issued and outstanding shares of capital stock of each Loan Party’s subsidiaries, and are fully guaranteed by the Guarantors.  Borrowings bear interest, at the Borrowers’ option, at annual rates of either the SOFR Rate or the Term RFR, plus an applicable margin, as set forth in the New Credit Agreement.

The New Credit Agreement also contains financial covenants, including (i) a Leverage Ratio not to exceed 4.25 to 1.00 for quarterly periods as of the end of each fiscal quarter; provided, however, that notwithstanding the foregoing, following a Material Acquisition, Borrowers shall not permit the Leverage Ratio, calculated as of the end of each of the four (4) fiscal quarters immediately following such Material Acquisition (which, for the avoidance of doubt, shall commence with the fiscal quarter in which such Material Acquisition is consummated), to exceed 4.50 to 1.00 and (ii) an Interest Coverage Ratio, calculated as of the end of each fiscal quarter, not less than 3.00 to 1.00.  The New Credit Agreement also contains standard representations, warranties and covenants for a transaction of this nature, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with law, (iv) maintenance of insurance and (v) maintenance of properties.

The above description of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The New Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of November 14, 2017, among Handy, SPH Group Holdings LLC, Steel Excel Inc., API Americas Inc. and Cedar 2015 Limited as borrowers (the “Prior Borrowers”), PNC Bank, National Association, in its capacity as administrative agent, the lenders party thereto, and certain of the Prior Borrowers’ affiliates in their capacities as guarantors.

The Prior Credit Agreement provided for a revolving credit facility in an aggregate principal amount not to exceed $500,000,000 and a $200,000,000 Term Loan which amortized 5% per year. The revolving credit facility included a $55,000,000 subfacility for swing line loans and a $50,000,000 subfacility for standby letters of credit. The Prior Credit Agreement also contained standard representations, warranties and covenants for a transaction of such nature, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with law, (iv) maintenance of insurance and (v) maintenance of properties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On December 29, 2021, the Company issued a press release announcing the entry into the New Credit Agreement by its direct or indirect subsidiaries. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and the press release is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amended and Restated Credit Agreement, dated as of December 29, among SPH Group Holdings LLC, Steel Excel Inc. and IGo, Inc., as Borrowers, PNC Bank, National Association, in its capacity as administrative agent, the lenders party thereto, and certain of the Borrowers’ affiliates in their capacities as guarantors.
99.1	Press Release, dated December 29, 2021

*The schedules to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2021	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. Its General Partner

	By:	/s/ Jason Wong
		Name:	Jason Wong
		Title:	Chief Financial Officer